                                                                    Exhibit 11
                                                                    Page 1 of 2

                                    VIAD CORP
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (000 omitted)
                                                       Quarter ended June 30,
                                                     ----------------------------
Primary:                                                 1997            1996
                                                     ------------    ------------
Net income                                           $     26,675    $     14,118
Less:  Preferred stock dividends                             (281)           (281)
                                                     ------------    ------------
                                                     $     26,394    $     13,837
                                                     ============    ============

Weighted average common shares outstanding
  before common equivalents                                90,910          88,712
Common equivalent stock options                             2,542           2,199
                                                     ------------    ------------
                                                           93,452          90,911
                                                     ============    ============

Net income per share (dollars)                       $       0.28    $       0.15
                                                     ============    ============

                                      Quarter ended June 30,
                      ---------------------------------------------------------
                                  1997                          1996
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  93,452   $     26,394         90,911    $     13,837
Common equivalent stock
  options                       666
                       ------------   ------------   ------------    ------------
                             94,118   $     26,394         90,911    $     13,837
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.28                   $       0.15
                                      ============                   ============

                                                                    Exhibit 11
                                                                    Page 2 of 2

                                    VIAD CORP
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                  (000 omitted)
                                                           Six months ended
                                                                June 30,
                                                     ----------------------------
Primary:                                                 1997            1996
                                                     ------------    ------------
Net income                                           $     28,737    $     38,612
Less:  Preferred stock dividends                             (563)           (562)
                                                     ------------    ------------
                                                     $     28,174    $     38,050
                                                     ============    ============
Weighted average common shares outstanding
  before common equivalents                                90,671          88,494
Common equivalent stock options                             2,580           2,353
                                                     ------------    ------------
                                                           93,251          90,847
                                                     ============    ============

Net income per share (dollars)                       $       0.30    $       0.42
                                                     ============    ============

                                        Six months ended June 30,
                        ---------------------------------------------------------
                                   1997                            1996
                        --------------------------   ----------------------------
                             Common            Net         Common             Net
Fully Diluted:               Shares         Income         Shares          Income
                       ------------   ------------   ------------    ------------
Weighted average common
  and equivalent shares
  and net income
  per above                  93,251   $     28,174         90,847    $     38,050
Common equivalent
  stock options                 725
                       ------------   ------------   ------------    ------------
                             93,976   $     28,174         90,847    $     38,050
                       ============   ============   ============    ============
Net income per
  share (dollars)                     $       0.30                   $       0.42
                                      ============                   ============